Exhibit 99.1

Cepton, Inc. Stockholders Approve Issuance of Preferred Stock
For Koito Manufacturing’s $100 Million Investment

SAN JOSE, CA, January 11, 2023 – Cepton, Inc. (“Cepton”) (Nasdaq: CPTN), a Silicon Valley innovator and leader in high performance lidar solutions, announced today that its stockholders voted to approve the issuance of 100,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) to Koito Manufacturing Co., Ltd. (“Koito”) (TSE: 7276) for $100 million (the “Investment”), in accordance with the terms of the Investment Agreement, dated October 27, 2022, by and between Cepton and Koito.

The proposal to issue the Preferred Stock was approved by stockholders voting at Cepton’s special meeting of shareholders held virtually on January 11, 2023. The Investment is expected to close on January 19, 2023.

The final voting results for the special meeting will be included in a Form 8-K to be filed by Cepton with the Securities and Exchange Commission.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events, trends, terms and/or conditions or that are not statements of historical matters. Cepton cautions readers of this press release that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond Cepton’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding the anticipated close date of the Investment. These forward-looking statements should not be relied upon as representing Cepton’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Cepton undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

About Cepton

Cepton is a Silicon Valley innovator of lidar-based solutions for automotive (ADAS/AV), smart cities, smart spaces, and smart industrial applications. With its patented lidar technology, Cepton aims to take lidar mainstream and achieve a balanced approach to performance, cost and reliability, while enabling scalable and intelligent 3D perception solutions across industries.

Cepton has been awarded a significant ADAS lidar series production award with Koito on the General Motors business. Cepton is also engaged with all Top 10 global OEMs.

Founded in 2016 and led by industry veterans with decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, CA and has a center of excellence facility in Troy, MI to provide local support to automotive customers in the Metro Detroit area. Cepton also has a presence in Germany, Canada, Japan, India and China to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow Cepton on Twitter and LinkedIn.

About Koito

Under the corporate message, “Lighting for Your Safety”, Koito Manufacturing Co., Ltd. (Koito) has been marking a history of leadership in automotive lighting since its establishment in 1915. Today, the Koito Group consists of 31 companies located in 13 countries worldwide and provides products and services to customers all over the world, through the global network led by five major regions (Japan, Americas, Europe, China, and Asia). Its products, recognized for its high quality and advanced technology, are widely used by automotive makers worldwide. The company is responding to the future transformation of mobility through the development of next-generation lighting technologies and related equipment, control systems, and environmentally friendly products, materials, and production methods. For more information, please visit www.koito.co.jp/english.

Contacts

Cepton, Inc. Contacts

Investors: InvestorRelations@cepton.com

Media: Faithy Li, media@cepton.com

Koito Manufacturing Contacts

Public Relations Department, kouhou@koito.co.jp